CONFIDENTIAL

Quicksilver Ventures Inc.

CONSULTING AGREEMENT

EFFECTIVE JANUARY 1, 2005

This CONSULTING AGREEMENT dated as of January 1, 2005 (Effective Date") is between Dan McCoy “Consultant” and Quicksilver Ventures Inc. (QSV).

.

QSV agrees to engage Consultant, and Consultant agrees to accept exclusive engagement, to provide QSV services including , overseeing all Exploration initiatives,  Property Acquisitions, obtaining Project Exploration permits, Mine Development Certificates and Construction permits in a technical and cost effective manner, strategic planning and environmental/government affairs, organization, coordination and completion of project prefeasibility and feasibility studies and operation/financial business administration as required. In so doing,, Consultant will act in the capacity of President and CEO and is responsible for the following Services:

*

Strategize with, develop, direct, and/or coordinate internal staff, consultants, government agency personnel, the various environmental, community, government, and aboriginal programs to achieve the optimum outcome for QSV on it’s various Projects.

*

Develop, manage, direct, and coordinate all stages (including pre and post exploration and mine project certificates) of the environmental and socioeconomic processes required under various permitting jurisdictions, (work permits, Forestry Practices Code, BCEAA, CEAA, MDC, En Forma Premanente, USA equivalent, and other permits and jurisdictions  as required);

*

Develop, direct and maintain strong skilled internal staff, including providing mentorship training to all geological staff who handle environmental monitoring;

*

Develop, direct, maintain and coordinate acceptance awareness programs for community, native groups, and governments that inter-link environmental and engineering programs;

*

Develop, initiate, direct, coordinate and manage all exploration works and other data collection with consultants, internal staff or others;

*

Develop, initiate, direct and coordinate all work activities for internal staff and external consultants with the goal to (a) identify and establish all geological/environmental/socioeconomic programs necessary to meet and comply with federal, provincial, state and/or local/regional requirements concerning environmental, and social economic standards, and (b) coordinate, integrate, and achieve common objectives with all project exploration, engineering, environmental, and social economic programs.

•

Develop, initiate, and maintain a professional corporate liaison with various government agencies, elected and or appointed officials, associates, affiliates and relevant industry corporations;

•

Develop, initiate, and maintain strategic alliances and planning between corporation, the financial community, agencies and governments;

•

Manage operation/business administration including set-up, contracting and monitoring all projects;

•

Assist in financings, contracting and negotiation where required.

2.

The QSV Contact Person authorized to assign work to Consultant and coordinate Consultant's performance of Services is Gordon J, Fretwell, Director and Richard J, Haslinger, P. .Eng Director.   The Consultant will also report to the board of directors.

3.

The Contract Agreement engagement shall begin upon the Effective Date (defined as Nov 1, 2004) and continue until terminated by either party by a minimum of four weeks written notice of termination. Both QSV and Consultant, as they are cognizant of planned future levels of business activity, shall both on a reasonable efforts basis provide termination notice to the other party equal to or in excess of four weeks.

4.

QSV shall pay Consultant at the rate of USD $6,667 per month.

5.

There are no hours billable at overtime or premium rates.  Office hours are generally considered to be consistent from 9:00a.m. (or earlier) to (5:00p.m.) or later from Monday to Friday; flexibility as to schedule is recognized as required by the nature of the job.  Working at either the corporate or field office is preferred over working from home during the aforementioned business hours.   Consultant will work a minimum of 20 days each month (at a minimum 8 hours per day) for which he shall record his activities.  Days worked in excess of 20 days during any month can be banked for use as vacation time by consultant to be used during subsequent months of employment as approved by QSV contact persons and the board of Directors.

6.

Options, repricing of options shall be offered by QSV to the Consultant at the highest possible level allowable by the Board of Directors and the TSX Venture Exchange.

7.

Based on advance approval for travel related to Services, and after presentation of customary receipts QSV shall reimburse (at cost) Consultant for approved expenses related to Services.

8.

Reasonable expenses incurred when travelling to and from the field and while in the field will be paid when a supported (back-up receipts, adequate notations, excluding alcohol, etc.) expense report is filed and approved by your Contact Person and delivered to the payables administrator at month end.

9.

QSV shall pay Consultant for Services, and reimburse Consultant for Health Care Expenses incurred and invoiced each month for :1,155.00 or higher as required to provide the same level of coverage until April 2006 at which point Consultant shall be responsible for obtaining coverage at the same or lower rate as the rate currently in place at that time The coverage will extend to Elleanor B. McCoy, consultants spouse, and Caghain M. McCoy, consultants son, and to future children.

10.

While working in the office, camp or during work related travel, it is the responsibility of the Consultant to notify the receptionist or Contact Person of his whereabouts (phone number, travel plans etc.) to ensure contact with the Consultant.

11.

If attendance by the Consultant at a promotional or professional trade/technical conventions(s)/show(s) is required as part of Services then QSV will pay for travel and accommodation and related expenses.

12.

Consultant shall keep and make available to QSV, records showing all Services performed and time spent in such performance.

13.

Consultant shall make such written reports of Consultant's activities to Contact person as they may reasonably request from time to time.

14.

Immediately upon request or upon termination of this Agreement, Consultant expressly agrees to deliver possession and assign any right, title and interest of the Consultant to QSV, including all managed company documents, manuals, lists, data, records, field notes, field maps, drawings, models, maps, computer programs, codes, materials, prototypes, products, samples, analysis reports, equipment, tools and devices including any copies or reproductions relating to services in Consultant's possession or under Consultant's control.  Any and all designs, ideas, works, creations, developments, programs, codes, drawings, sketches including copies of reproductions of same made or created by the Consultant's during the course of the engagement in connection with services provided by the Consultant shall be and remain the exclusive property of QSV and the Consultant shall have no right, title or interest therein even though the Consultant may have created or contributed to the creation of any of the items specified.  The Consultant shall not directly or indirectly acquire mineral claims or an interest in mineral claims or provide exploration and/or mine development information to other clients during Consultants engagement with QSV managed companies except with prior approval from board of directors.

15.

Consultant agrees to use QSV software and hardware only for QSV business and upon termination of Agreement, all software (and any copies made) and hardware is to be promptly returned.

16.

Consultant shall not divulge, without the express written authorization by a company Director, to any person or Companies any proprietary or confidential information relating to QSV, its Subsidiaries, Affiliates or relating to any business or property. This clause does not apply to information that is already in the public domain.

17.

Consultant represents and warrants to QSV that its performance of Services will not constitute a breach of any obligation Consultant may have to any third party.

18.

Consultant shall not delegate, subcontract, assign, or employ any person to perform any Services directly or indirectly related to Services without QSV’s prior written consent.

19.

In the performance of Services, Consultant shall be an independent Consultant.

20.

Consultant assumes full responsibility and liability for the payment of any taxes and other governmental or agency deductions due on any amount received hereunder.

21.

Consultant assumes full responsibility and liability for Workers' Compensation Board registration, coverage, and premiums thereto as required by law.

22.

Except to the extent required by law, QSV shall not make any deduction for taxes, insurance, benefits, workers’ compensation premium to the Consultant.  Consultant will indemnify and save harmless QSV  from any and all liabilities, penalties, interest or other obligations which QSV may incur or become subject to in consequence of the payment of any monies to the Consultant which QSV may be called upon to pay in the future for or by reason of any liability which it may have or which in the appropriate government authority may claim QSV, including any claims or under any of the Regulations made pursuant to any of those statutes.  Consultant will indemnify and save harmless QSV from any and all liabilities, claims and other obligations that may occur as a consequence of an incident/accident happening to the Consultant on or off the work site.

23.

All notices provided for in this Agreement shall be delivered personally or by facsimile or by first class mail, postage prepaid, and shall be deemed received when personally delivered or, if by facsimile, on the next business day after receipt or, if mailed five business days after date of mailing.

24.

Any notice of default shall only be effective if delivered personally, or sent by registered or certified mail.

25.

Any notice from Consultant to QSV shall be delivered or addressed to the QSV Contact Person.

26.

All notices to be delivered by mail or facsimile shall be sent to the addresses and facsimile numbers shown below (or as changed by notice given as provided herein).

27.

Consultant is required, as an ambassador for QSV and the mining industry to maintain at all times a positive professional relationship with representatives of government, industry, and suppliers, the publics and first nation peoples both during and after working hours.

28.

The Consultant will not:

(a)

directly or indirectly, induce any individual who to his knowledge is then employed on a full time or substantially full time basis by QSV, to leave the employ of QSV.,

and

(b)

hereafter, directly or indirectly, use or divulge to any person, other than to QSV, its directors, officers, employees, agents or representatives or as required in the conduct of the Business, any information, whether oral, written or otherwise recorded, which is non-public, proprietary or confidential information of or relating to the Business, including, without limitation, information as to the customers, processes or products and services or intended processes or intended products and services of the Business, including those relating to research, development, manufacturing, purchasing, accounting, engineering, marketing, merchandising or selling of products and services of the Business.

29.

Severability

If any provision of this Agreement is at any time unenforceable or invalid for any reason it will be severable from the remainder of this Agreement and, in its application at that time, this Agreement will be construed as though such provision was not contained herein and the remainder will continue in full force and effect and be construed as if this Agreement had been executed without the invalid or unenforceable provision.

30.

Indemnification

QSV hereby agrees to indemnify and save harmless the Consultant from any and all claims, costs, charges, expenses, actions and liabilities incurred by the Consultant in furtherance of the Consultant's obligation under this Agreement.  This indemnity is in force so long as (a) the Consultant acted honestly and in good faith with a view to the best interests of QSV and (b) in the case of a criminal or administrative action or proceeding, the Consultant had reasonable grounds in believing that the Consultant's actions were lawful.  This indemnity clause shall survive the Termination of this Agreement.  Consultant shall be reimbursed for professional liability insurance premiums for the duration of this contract.

31.

Arbitration

All disputed under this Agreement will be decided and binding by arbitration in accordance with the Commercial Arbitration Act SBC. 1986 C.3.  Parties to this Agreement shall select a single arbitrator.  If the parties cannot agree on a single arbitrator than each party (Consultant and HDI/HDI managed companies) shall each select an arbitrator, to which these two arbitrators shall select a third arbitrator.

32.

The interpretation and performance of this Agreement shall be governed by the domestic law of the Province of British Columbia.

33.

This Agreement constitutes the entire Agreement between the parties related to its subject matter and it supersedes all prior proposals, agreements, understandings, representations and conditions.  It may not be changed or amended except in writing.

Consultant

Daniel T. (Dan) McCoy

.

By:

Date:

                             8746 Damselfly Drive

Reno, Nevada 89523

Phone No.

775-240-5598

Quicksilver Ventures Inc.

Gordon J. Fretwell

By:

Date:

1020-800 West Pender Street

Vancouver, BC V6C 2V6

Phone No:

(604) 684-6365

Fax No:

(604) 684-8092